QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

SUPPLEMENTAL REGULATION FD DISCLOSURE

DEFINITIONS

        In this Form 8-K, all references to (1) "JIHC" refer to Jostens IH Corp., a wholly owned subsidiary of Jostens Holding, and its subsidiaries, the corporation that operates Jostens and will operate Von Hoffmann and Arcade after giving effect to the Transactions, (2) "Jostens Holding" refer to Jostens Holding Corp., after giving effect to the Transactions, unless the context otherwise requires or it is otherwise indicated, (3) "Jostens" refer to Jostens, Inc. and its subsidiaries, (4) "Von Hoffmann" refer to Von Hoffmann Holdings Inc. and its subsidiaries, after giving effect to the Transactions, unless the context otherwise requires or it is otherwise indicated, (5) "Arcade" refer to AHC I Acquisition Corp. and its subsidiaries, after giving effect to the Transactions, unless the context otherwise requires or it is otherwise indicated, (6) "we", "us", "our companies" and "our businesses" refer to Jostens, Von Hoffmann and Arcade and (7) "Transactions" refer to the "Contribution", "Mergers" and related financing transactions described under "Transactions".

MARKET DATA

        Data relating to market and competitive position contained in this Form 8-K have been prepared based on internal estimates and research as well as from industry and general publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While management believes that each of these publications, studies and surveys is reliable, data from third party sources have not been independently verified. While management believes our internal company research is reliable, such research has not been verified by any independent source.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

        This Form 8-K contains certain forward-looking statements, including, without limitation, statements concerning expected cost savings, operations, economic performance and financial condition, including, in particular, statements relating to our future capital structure and financial condition. The words "may", "might", "will", "should", "estimate", "project", "plan", "anticipate", "expect", "intend", "outlook", "believe" and other similar expressions are intended to identify forward-looking statements and information. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by Management that, although believed to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. The following list represents some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by these forward-looking statements: (i) our substantial indebtedness following the consummation of the Transactions; (ii) our inability to implement our business strategy and achieve anticipated cost savings in a timely and effective manner; (iii) competition from other companies; (iv) the seasonality of our businesses; (v) loss of significant customers or customer relationships; (vi) fluctuations of raw material prices and our reliance on a limited number suppliers; (vii) Jostens' reliance on independent sales representatives; (viii) our reliance on numerous complex information systems; (ix) Von Hoffmann's dependency on the sale of school textbooks; (x) the textbook adoption cycle and levels of government funding for education spending; (xi) the reliance of our businesses on limited production facilities; (xii) the amount of capital expenditures required at our businesses; (xiii) the failure of Arcade's sampling systems to comply with U.S. postal regulations; (xiv) labor disturbances; (xv) environmental regulations; (xvi) foreign currency fluctuations and foreign exchange rates; (xvii) the outcome of litigation; and (xviii) control by our controlling shareholders. We caution you that the foregoing list of important factors is not exclusive. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this Form 8-K may not in fact occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise.

SELECTED BUSINESS INFORMATION

        Arcade is a leading global marketer and manufacturer of multi-sensory and interactive advertising sampling systems that utilize various technologies to engage the senses of touch, sight and smell. Management believes that Arcade has approximately a 50% market share of the scent strip segment of the fragrance sampling market and that, with this market share, Arcade holds the number one position in its market.

        By combining the businesses of Jostens, Von Hoffmann and Arcade in connection with the Transactions, management believes that significant, near-term cost saving opportunities exist. These cost savings will primarily be achieved through procurement initiatives aimed at reducing the costs of materials and services used in our operations and reducing corporate and administrative expenses. Procurement initiatives will focus on our raw materials, but will also encompass other materials and services such as logistics and energy costs. We expect to reduce our corporate and administrative expenses through selected rationalization of certain overhead costs across our three businesses. Through these initiatives, we expect to achieve annual cost savings of between $22 million and $30 million, with approximately $20 million achievable in 2005.

THE TRANSACTIONS

        We will become indirectly owned by affiliates of DLJ Merchant Banking Partners III, L.P., or DLJMBP III, affiliates of Kohlberg Kravis Roberts & Co. L.P., or KKR (together with DLJMBP III, the "Sponsors"), other co-investors and certain members of management through a series of transactions. On July 21, 2004, Jostens Holding entered into a contribution agreement with Fusion Acquisition LLC, or Fusion, an affiliate of KKR, pursuant to which Fusion will contribute to Jostens Holding (the "Contribution") all of the stock of Von Hoffmann and Arcade that Fusion will acquire immediately prior to such Contribution pursuant to two separate mergers, or the Mergers. Jostens Holding will then issue shares of its common stock to Fusion. Subsequent to the Contribution, Jostens Holding will cause all of the equity interests of Von Hoffmann and Arcade held by it to be contributed to us, which will result in Von Hoffmann and Arcade becoming our wholly-owned subsidiaries.

        Von Hoffmann and Arcade are each currently controlled by affiliates of DLJ Merchant Banking Partners II, L.P., or DLJMBP II. DLJMBP III currently owns approximately 82.5% of Jostens Holding's outstanding equity, with the remainder held by other co-investors and certain members of management. Upon consummation of the Transactions, KKR will be issued equity interests representing up to 50% of the voting interest and 45% of the economic interest of Jostens Holding, and DLJMBP III will be issued equity interests representing up to 41% of the voting interest and 45% of the economic interest of Jostens Holding, with the remainder held by other co-investors and certain members of management.

        The aggregate transaction value of the Contribution and Mergers, including the assumption of indebtedness, premiums and fees and expenses, is approximately $2.3 billion, including approximately $254.5 million of new equity provided by KKR, approximately $254.5 million of equity rolled over by DLJMBP III, approximately $54.4 million rolled over by other co-investors and certain members of management and approximately $5 million of new equity provided by certain members of management (subject to certain closing adjustments). Approximately $163.1 million of 10 1/4% Senior Discount Notes due 2013 of Jostens Holding will remain outstanding, as of October 4, 2004, and will remain outstanding following the closing.

        We have commenced tender offers to repurchase all of the outstanding 12 3/4% Senior Subordinated Notes due 2010 of Jostens, 10 1/4% Senior Notes due 2009 and 10 3/8% Senior Subordinated Notes due 2007 of Von Hoffmann Corporation, 13 1/2% Subordinated Exchange Debentures due 2009 of Von Hoffmann Holdings Inc. and 10 1/2% Senior Notes Due 2008 of AKI, Inc. and are soliciting consents from the respective holders of those notes to amend the indentures governing each respective series of notes to eliminate substantially all of the restrictive covenants and effect certain other amendments to those indentures (the requisite consents for which have been received as of the date hereof). The contribution agreement entered into in connection with the Transactions includes a condition to closing that all notes not tendered in connection with the tender offers be redeemed or repurchased, which condition must be satisfied or waived by Fusion and Jostens Holding.

        In connection with the Transactions (assuming an expected closing of October 4, 2004):

  •
  we intend to enter into the new senior secured credit facilities, consisting of a $150 million Term Loan A Facility and an $870 million Term Loan B Facility, all of which will be drawn at closing, and a $250 million revolving credit facility, approximately $70 million of which will be drawn at closing;

  •
  we intend to incur $500 million of new senior subordinated indebtedness;

  •
  Von Hoffmann equity holders will be paid approximately $183.4 million;

  •
  we intend to pay $76.9 million to holders of Arcade's Amended and Restated Notes and holders of Arcade's Mandatorily Redeemable Preferred Stock will be paid $64.9 million;

  •
  we intend to repay approximately $86 million of indebtedness under our existing revolving credit facility and to draw approximately $70 million under our new revolving credit facility primarily to cover seasonal working capital requirements;

  •
  we intend to use $1,273.0 million in order to redeem Jostens' 14% Senior Redeemable Payment-in-Kind Preferred Stock and to refinance other outstanding indebtedness of Jostens, Von Hoffmann and Arcade (including accrued interest, tender premiums and prepayment penalties, assuming 100% of the preferred stock is redeemed and 100% of the notes are tendered);

  •
  we intend to pay approximately $85.8 million of transaction fees and expenses; and

  •
  we intend to issue new options to purchase shares of common stock of Jostens Holding to certain members of management.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

        The following unaudited pro forma condensed consolidated financial statements are derived from the historical consolidated financial statements of JIHC, Von Hoffmann and Arcade. The historical consolidated financial data of Combined JIHC set forth below combine the historical consolidated financial data of JIHC, Von Hoffmann and Arcade after July 29, 2003 as a result of common ownership of JIHC, Von Hoffmann and Arcade by affiliates of DLJMBP III effective as of such date. The historical consolidated financial statements of JIHC prior to July 29, 2003 are those of Jostens as the predecessor of JIHC. The selected consolidated financial data of JIHC prior to July 29, 2003 have been prepared using JIHC's historical basis of accounting. The unaudited pro forma condensed consolidated balance sheet gives effect to (1) the Transactions and (2) the reclassification of Lehigh Direct from an asset held for sale to an asset held for use, as if they had all occurred on July 3, 2004. The unaudited pro forma condensed consolidated statements of income for the 2003 fiscal year and the six month periods ended June 28, 2003 and July 3, 2004 give effect to (1) the Transactions, (2) the 2003 Jostens Merger, (3) the Lehigh Press Acquisition and (4) the reclassification of Lehigh Direct from a discontinued operation to a continuing operation as if they had all occurred on December 29, 2002. The unaudited pro forma condensed consolidated statement of income for the 2002 fiscal year ended December 28, 2002 gives effect to (1) the Transactions, (2) the 2003 Jostens Merger and (3) the Lehigh Press Acquisition as if they had all occurred on December 30, 2001. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with these unaudited pro forma condensed consolidated financial statements. The Von Hoffmann and Arcade pro forma financial data have been presented based on their respective four quarters ended December 31 and two quarters ended June 30.

        The 2003 Jostens Merger and the Lehigh Press Acquisition were accounted for utilizing purchase accounting, which resulted in a new valuation for the assets and liabilities of Jostens and Lehigh Press to their fair values. The following unaudited pro forma condensed consolidated financial statements give effect to purchase accounting for these transactions for all periods presented. The combination of JIHC, Von Hoffmann and Arcade has been accounted for as a combination of entities under common control, and as such the historical basis of accounting has not been adjusted.

        The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma financial information is presented for informational purposes only. The unaudited pro forma financial information does not purport to represent what our results of operations or financial condition would actually have been had all of the events described above, including the Transactions, occurred on the dates indicated, nor does it purport to project the results of operations or financial condition of JIHC for any future period or as of any future date.

JOSTENS IH CORP.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

	As of July 3, 2004
	Combined JIHC Historical	Adjustments		Pro Forma
	(In thousands)
Assets
Cash and cash equivalents	$28,527	$(18,144	)(a)	$10,421
		38	(b)
Accounts receivable, net	169,169	15,777	(b)	184,946
Inventories, net	96,890	2,893	(b)	99,783
Deferred income taxes	14,573	189	(b)	26,409
		11,647	(c)
Salesperson overdrafts, net	21,414	—		21,414
Prepaid and other current assets	10,585	719	(b)	11,304
Assets held for sale	62,280	(62,280	)(b)	—

Total current assets	403,438	(49,161)		354,277
Property and equipment, net	223,700	26,560	(b)	250,260
Goodwill	1,111,041	9,277	(b)	1,120,318
Intangibles, net	627,750	16,000	(b)	643,750
Deferred financing costs, net	33,939	(33,939	)(d)	—
New deferred financing costs, net	—	53,878	(e)	53,878
Other	11,080	—		11,080

	$2,410,948	$22,615		$2,433,563

Liabilities and Shareholders' Equity
Short-term borrowings	$9,675	$(9,675	)(a)	$—
Accounts payable	43,382	6,867	(b)	50,249
Accrued employee compensation and related taxes	40,620	504	(b)	41,124
Commissions payable	45,653	—		45,653
Customer deposits	57,866	—		57,866
Income taxes payable	34,200	353	(b)	—
		(46,200	)(c)
		11,647	(c)
Interest payable	22,564	(22,564	)(a)	—
Current portion old debt	5,150	(5,150	)(a)	—
Current portion new debt		9,975	(a)	9,975
Deferred income taxes	—	—		—
Other accrued liabilities	20,162	489	(b)	20,651
Current portion of discontinued operations	2,770	—		2,770

Total current liabilities	282,042	(53,754)		228,288
Old debt	1,260,515	(1,237,652	)(a)	—
		(22,863	)(f)
New debt	—	1,510,025	(a)	1,510,025
Redeemable preferred stock	255,387	(173,903	)(a)	—
		(16,328	)(f)
		(65,156	)(g)
Deferred income taxes	250,844	960	(b)	260,156
		8,352	(c)
Pension liabilities, net	—	—		—
Other noncurrent liabilities	34,144	—		34,144

Total liabilities	2,082,932	(50,319)		2,032,613

Total shareholders' equity	328,016	72,934	(h)	400,950

	$2,410,948	$22,615		$2,433,563

See the accompanying notes to the unaudited pro forma condensed consolidated balance sheet.

JOSTENS IH CORP.

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

(In thousands)

(a)
Set forth below are the estimated sources and uses of funds pertaining to the Transactions as described in "Use of Proceeds".

(1)	Sources of funds:
	Proceeds from revolving credit facility	$—
	Proceeds from Term loan A facility (current portion of $5,625)	150,000
	Proceeds from Term loan B facility (current portion of $4,350)	870,000
	Proceeds from new senior subordinated indebtedness	500,000
	Von Hoffmann/Arcade available cash	18,144
	Proceeds from KKR equity contribution	254,500
	Proceeds from management investment	5,000

	Total sources of funds	$1,797,644

(2)	Uses of funds:
	Repayment of Jostens revolving credit facility	$9,675

	Repayment of long term debt:
	Jostens term loan	417,705
	Jostens 12 3/4% Senior Subordinated Notes	203,985
	Von Hoffmann credit facility	23,500
	Von Hoffmann 10 1/4% Senior Notes	275,000
	Von Hoffmann 10 3/8% Senior Subordinated Notes	100,000
	Von Hoffmann 13 1/2% Subordinated Exchange Debentures	44,181
	Arcade credit facility	1,500
	Arcade 10 1/2% Senior Notes	103,510
	Repurchase of notes held by Arcade shareholders including $483 of accrued interest	73,904

		$1,243,285	*
	Repayment or Repurchase of Preferred Stock:
	Repurchase of Jostens Preferred Stock	106,107
	Payment to Arcade Preferred Shareholders	67,796

		173,903
	Payment of accrued interest, excluding $483 related to the Arcades shareholder notes	22,081
	Payment to Von Hoffmann shareholders	183,800
	Payment of transaction fees, expenses and other transaction costs	85,800
	Payment of prepayment penalties/premiums	79,100

	Total uses of funds	$1,797,644

*	Total repayment of long term debt	1,243,285
	less current liabilities	(5,150)
	less accrued interest	(483)

		1,237,652

(b)
Reclassification of balance sheet for Lehigh Direct that was reported as an asset held for sale in the historical financial results. In connection with the Transactions, Lehigh Direct will be treated as a business held for use and not as a business held for sale. The reclassification is as follows:

Cash and cash equivalents	$38
Accounts receivable, net	15,777
Inventories, net	2,893
Deferred income taxes	189
Prepaid and other current assets	719
Assets held for sale	(62,280)
Property and equipment, net	26,560
Goodwill	9,277
Intangibles	16,000

Total assets	$9,173

Accounts payable	$6,867
Accrued employee compensation and related taxes	504
Income taxes payable	353
Other accrued liabilities	489
Deferred income taxes	960

Total liabilities	$9,173

(c)
Reflects the incremental tax effect of the Transactions as follows:

Currently deductible transaction costs	$7,322
Prepayment penalties (excluding $15,700 of non-deductible preferred stock penalties)	63,400
Unamortized premium related to Von Hoffmann 10 1/4% Senior Notes	(2,485)
Unamortized debt issuance costs related to historical debt	33,939
Unamortized original issue discount related to existing Jostens 12 3/4% Senior Subordinated Notes (tax basis)	13,323

115,499
Tax rate	40%

Current tax provision	$46,200 *

Unamortized premium related to Jostens 12 3/4% Senior Subordinated Notes (book basis)	$(20,879)
Tax rate	40%

Deferred tax provision	$(8,352)

Total tax provision	$37,848

*
The $46,200 debit to income tax payable resulted in an increase to the deferred tax asset of $11,647.

(d)
Reflects the elimination of unamortized debt issuance costs of $33,939 related to the existing notes and credit facilities that are being repaid in connection with the Transactions.

(e)
Reflects capitalization of estimated debt issuance costs of $53,878 that we will incur in connection with the new senior credit facilities we are entering into and the notes offered hereby.

(f)
Reflects gain from unamortized premiums of $20,879 related to the Jostens senior notes, unamortized premiums of $2,485 related to the Von Hoffmann senior notes, unamortized premiums of $16,328 related to the Jostens preferred stock and a loss from $501 discount on the Arcade notes.

(g)
Reflects redemption of Arcade preferred stock with a book value of $132,952 for cash payment to its shareholders of $67,796. The excess $65,156 book value of the preferred stock over the cash payment to the shareholders has been reflected as an adjustment to net income.

(h)
Reflects adjustments to equity consisting of:

Management equity contribution	$5,000
KKR equity contribution	254,500
Cash to Von Hoffmann shareholders	(183,800)
Income statement adjustments(1)	(2,766)

$72,934

(1)	Reflects income statement impact as follows:
	Transaction fees and expenses, net of amount capitalized	$(31,922)
	Prepayment penalties/premiums*	(79,100)
	Write-off of historical unamortized debt issuance costs	(33,939)
	Write-off of historical premiums and discounts on debt and preferred stock	39,191
	Tax impact as described in note (c) above.	37,848
	Arcade net income adjustment as described in note (g) above	65,156

		$(2,766)

    *
    Assumes that 100% of holders tender their notes in the currently outstanding tender offers and that all outstanding preferred stock is redeemed.

JOSTENS IH CORP.

Unaudited Pro Forma Condensed Consolidated Statement of Income

	Fiscal Year 2002
	JIHC Historical	Von Hoffmann Historical	Arcade Historical*	Pro Forma Adjustments		Pro Forma
	(In thousands)
Net sales	$755,984	$379,437	$133,202	$118,741	(a)	$1,387,364
Cost of products sold	315,961	321,331	80,439	133,031	(b)	850,762

Gross profit	440,023	58,106	52,763	(14,290)		536,602
Selling and administrative expenses	306,449	26,177	23,688	65,402	(c)	421,716
Special charges (credits)	—	2,453	(992)	—		1,461

Operating income (loss)	133,574	29,476	30,067	(79,692)		113,425
Interest expense, net	67,326	38,818	23,869	(24,776	)(d)	105,237
Loss (gain) on redemption of debt	1,765	(280)	(4,085)	2,600	(e)	—
Other expense (income)	—	(2,773)	250	73	(f)	(2,450)

Income (loss) from continuing operations before income taxes	64,483	(6,289)	10,033	(57,589)		10,638
Provision (benefit) for income taxes	36,214	(993)	7,925	(35,912	)(g)	7,234

Income (loss) from continuing operations	$28,269	$(5,296)	$2,108	$(21,677)		$3,404

*12 month period ended December 31, 2002

See the accompanying notes to the unaudited pro forma condensed consolidated statement of income.

JOSTENS IH CORP.

Unaudited Pro Forma Condensed Consolidated Statement of Income
Fiscal Year 2003

	Combined JIHC Five Months Ended January 4, 2004 Historical	Jostens Seven Months Ended July 29, 2003 Historical	Von Hoffmann Seven Months Ended July 31, 2003 Historical	Arcade Seven Months Ended July 31, 2003 Historical	Pro Forma Adjustments		Pro Forma
	(In thousands, except for ratio)
Net sales	$486,358	$504,058	$233,776	$64,230	$121,121	(a)	$1,409,543
Cost of products sold	323,779	218,594	191,250	41,298	93,446	(b)	868,367

Gross profit	162,579	285,464	42,526	22,932	27,675		541,176
Selling and administrative expenses	164,588	196,430	12,730	10,793	46,838	(c)	431,379
Transaction costs	226	30,960	—	—	(31,186	)(h)	—
Special charges	1,512	—	390	—	—		1,902

Operating income (loss)	(3,747)	58,074	29,406	12,139	12,023		107,895
Interest expense, net	66,691	32,446	23,640	15,056	(35,809	)(d)	102,024
Loss on redemption of debt	503	13,878	—	1,015	(15,396	)(e)	—
Other expense	325	—	287	266	262	(f)	1,140

Income (loss) from continuing operations before income taxes	(71,266)	11,750	5,479	(4,198)	62,966		4,731
Provision (benefit) for income taxes	(19,618)	8,695	2,252	804	11,084	(g)	3,217

Income (loss) from continuing operations	$(51,648)	$3,055	$3,227	$(5,002)	$51,882		$1,514

Other Financial Data:
Ratio of earnings to fixed charges							1.0	x(i)

See the accompanying notes to the unaudited pro forma condensed consolidated statement of income.

JOSTENS IH CORP.

Unaudited Pro Forma Condensed Consolidated Statement of Income

	Six Months Ended July 3, 2004
	Combined JIHC Historical	Pro Forma Adjustments		Pro Forma
	(In thousands, except for ratio)
Net sales	$810,785	$47,010	(a)	$857,795
Cost of products sold	482,759	13,463	(b)	496,222

Gross profit	328,026	33,547		361,573
Selling and administrative expenses	235,502	7,539	(c)	243,041
Special charges	1,229	—		1,229

Operating income	91,295	26,008		117,303
Interest expense, net	77,759	(26,936	)(d)	50,823
Loss on redemption of debt	420	(420	)(e)	—
Other expense	158	—	(f)	158

Income from continuing operations before income taxes	12,958	53,364		66,322
Provision for income taxes	3,526	41,573	(g)	45,099

Income from continuing operations	$9,432	$11,791		$21,223

Other Financial Data:
Ratio of earnings to fixed charges				2.3	x(i)

See the accompanying notes to the unaudited pro forma condensed consolidated statement of income.

JOSTENS IH CORP.

Unaudited Pro Forma Condensed Consolidated Statement of Income

	Six Months Ended June 28, 2003
	JIHC Historical	Von Hoffmann Historical	Arcade Historical	Adjustments		Pro Forma
	(In thousands)
Net sales	$496,460	$198,114	$53,263	$67,316	(a)	$815,153
Cost of products sold	211,750	161,902	34,664	56,506	(b)	464,822

Gross profit	284,710	36,212	18,599	10,810		350,331
Selling and administrative expenses	180,047	11,089	9,138	32,390	(c)	232,664
Special charges	—	334	—	—		334

Operating income	104,663	24,789	9,461	(21,580)		117,333
Interest expense, net	27,475	20,276	11,708	(8,719	)(d)	50,740
Loss on redemption of debt	—	—	1,015	(1,015	)(e)	—
Other expense	—	288	233	69	(f)	590

Income (loss) from continuing operations before income taxes	77,188	4,225	(3,495)	(11,915)		66,003
Provision for income taxes	32,079	1,738	182	10,883	(g)	44,882

Income (loss) from continuing operations	$45,109	$2,487	$(3,677)	$(22,798)		$21,121

See the accompanying notes to the unaudited pro forma condensed consolidated statement of income.

JOSTENS IH CORP.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Income

(In thousands)

(a)
Represents adjustments to net sales consisting of:

			Six Months Ended
	Fiscal Year
			June 28, 2003	July 3, 2004
	2002	2003
Lehigh Press Acquisition(1)	$118,741	$104,815	$67,316	$—
Lehigh Direct reclassification(2)	—	16,306	—	47,010

	$118,741	$121,121	$67,316	$47,010

  (1)
  Reflects sales of Lehigh Press prior to the Lehigh Press Acquisition.

  (2)
  Reclassification of sales of Lehigh Direct, which was reported as a discontinued operation in the historical financial results of Von Hoffmann. In connection with the Transactions, Lehigh Direct will no longer be treated as a discontinued operation.

(b)
Represents adjustments to cost of products sold consisting of:

			Six Months Ended
	Fiscal Year
			June 28, 2003	July 3, 2004
	2002	2003
Jostens historical purchase accounting adjustments(1)	$—	$(43,330)	$—	$(38,278)
Jostens depreciation expense(2)	7,908	7,908	4,012	3,584
Jostens order backlog intangible(3)	36,900	36,900	2,400	11,800
Lehigh Press Acquisition(4)	88,022	79,256	50,001	—
Lehigh Direct reclassification(5)	—	12,047	—	34,049
Lehigh Press depreciation expense(6)	201	665	93	2,308

	$133,031	$93,446	$56,506	$13,463

  (1)
  Elimination of Jostens' historical purchase accounting adjustments recorded in connection with the 2003 Jostens Merger in the period from July 30, 2003 to July 3, 2004. The adjustment eliminates the effect of amortization of purchase price allocated to the order backlog intangible asset of $2,190 and $34,400 for the fiscal year ended January 3, 2004 and the six months ended July 3, 2004, respectively, incremental depreciation as a result of the write-up of property, plant and equipment of $3,393 and $3,858 for the fiscal year 2003 and the six months ended July 3, 2004, respectively, and sale of inventory of $37,747 for fiscal year 2003.

  (2)
  Incremental Jostens' depreciation as a result of the purchase price allocated to property, plant and equipment, in applying purchase accounting in connection with the 2003 Jostens Merger, depreciated over the remaining useful lives.

  (3)
  Reflects Jostens' amortization of purchase price allocated to order backlog intangible, in applying purchase accounting in connection with the 2003 Jostens Merger, as product in backlog is delivered to customers over a 17 month period.

  (4)
  Reflects cost of products sold related to sales adjustment in (a)(1) above.

  (5)
  Reclassification of cost of products sold related to sales adjustment in (a)(2) above.

  (6)
  Incremental Lehigh Press depreciation as a result of the purchase price allocated to property, plant and equipment, in applying purchase accounting in connection with the Lehigh Press Acquisition, depreciated over the remaining useful lives.

(c)
Represents adjustments to selling and administrative expenses consisting of:

	Fiscal Year		Six Months Ended
	2002	2003	June 28, 2003	July 3, 2004
Jostens historical purchase accounting adjustments(1)	$—	$(17,312)	$—	$(20,738)
Jostens school relationship intangible(2)	33,505	33,505	16,438	16,438
Jostens internally developed software intangible(3)	3,398	3,398	1,699	1,736
Jostens patented/unpatented technology intangible(4)	3,713	3,713	1,820	1,820
Jostens depreciation expense(5)	580	580	(166)	779
Lehigh Press Acquisition(6)	22,862	19,305	11,702	—
Lehigh Direct reclassification(7)	—	2,045	—	6,029
Lehigh Press depreciation(8)	(2)	(13)	(37)	1,475
Lehigh Press amortization(9)	4,005	3,829	2,002	—
Lehigh Press shareholder expenses(10)	(2,315)	(1,855)	(895)	—
Lehigh Press historical amortization(11)	(344)	(357)	(173)	—

	$65,402	$46,838	$32,390	$7,539

  (1)
  Elimination of Jostens' historical purchase accounting adjustments recorded in connection with the 2003 Jostens Merger in the period from July 30, 2003 to July 3, 2004 related to amortization of purchase price allocated to intangibles in applying purchase accounting.

  (2)
  Reflects amortization over 10 years of purchase price allocated to school relationship intangible, in applying purchase accounting.

  (3)
  Reflects amortization over two to five years of purchase price allocated to internally developed software intangible, in applying purchase accounting.

  (4)
  Reflects amortization over three years of purchase price allocated to patented/unpatented technology intangible, in applying purchase accounting.

  (5)
  Incremental depreciation as a result of the purchase price allocated to property, plant and equipment, in applying purchase accounting in connection with the 2003 Jostens Merger, depreciated over the remaining useful lives.

  (6)
  Reflects selling and administrative expenses of Lehigh Press incurred prior to the Lehigh Press Acquisition.

  (7)
  Reclassification of selling and administrative expenses of Lehigh Direct that were reported as a discontinued operation in the historical financial results of Von Hoffmann. In connection with the Transactions, Lehigh Direct will no longer be treated as a discontinued operation.

  (8)
  Incremental Lehigh Press depreciation as a result of the purchase price allocated to property, plant and equipment, in applying purchase accounting, depreciated over the remaining useful lives.

  (9)
  Amortization of purchase price allocated to Lehigh Press non-compete agreements and customer relationship intangibles, in applying purchase accounting in connection with the Lehigh Press Acquisition, over their estimated useful lives.

  (10)
  Elimination of compensation, fringe benefits and other costs directly associated with two Lehigh Press stockholders whose employment did not continue after completion of the Lehigh Press Acquisition.

  (11)
  Adjustment for elimination of compensation arrangements associated with these Lehigh Press stockholders.

(d)
Reflects pro forma interest expense resulting from our new capital structure based on an assumed London Interbank Offered Rate, or LIBOR, of 1.98% as follows:

	Fiscal Year		Six Months Ended
	2002	2003	June 28, 2003	July 3, 2004
Revolving credit facility(1)	$1,871	$1,871	$531	$1,144
Term Loan A Facility(2)	6,657	6,657	3,360	3,171
Term Loan B Facility(3)	41,100	41,100	20,576	20,421
New senior subordinated indebtedness(4)	42,500	42,500	21,250	21,250
Commitment fees(5)	1,041	1,041	566	497
Gold contract fees(6)	316	358	153	290
Other miscellaneous interest expense and fees(7)	4,568	1,313	712	458

Total cash interest expense	98,053	94,840	47,148	47,231
Amortization of capitalized debt issuance costs(8)	7,184	7,184	3,592	3,592

Total pro forma net interest expense	105,237	102,024	50,740	50,823

Less historical net interest expense	(130,013)	(137,833)	(59,459)	(77,759)

Net adjustment to net interest expense	$(24,776)	$(35,809)	$(8,719)	$(26,936)

  (1)
  Reflects pro forma interest expense on our new revolving credit facility assuming outstanding balances ranging from $18,000 to $96,000 and using an effective interest rate of LIBOR plus 2.50%.

  (2)
  Reflects pro forma interest expense on our new Term Loan A Facility assuming an initial outstanding balance of $150,000 and scheduled semi-annual amortization and using an effective interest rate of LIBOR plus 2.50%.

  (3)
  Reflects pro forma interest expense on our new Term Loan B Facility assuming an initial outstanding balance of $870,000 and scheduled semi-annual amortization and using an effective interest rate of LIBOR plus 2.75%.

  (4)
  Reflects pro forma interest expense on $500,000 of new senior subordinated indebtedness using an interest rate of 8.50%.

  (5)
  Reflects commitment fees of 0.50% on the undrawn balance of the $250,000 revolving credit facility.

  (6)
  Represents fees paid under our precious metals consignment arrangement in order to finance our gold inventory.

  (7)
  Reflects miscellaneous interest expense related to payments of tax liabilities and deferred compensation arrangements as well as fees incurred to maintain operating bank accounts. For the fiscal year 2003, includes $2,860 for interest expense related to a settlement with the Internal Revenue Service.

  (8)
  Reflects non-cash amortization of capitalized debt issuance costs over the term of the our senior secured credit facilities.

A 1/8% change in the interest rate on our new indebtedness would have the following effect on pro forma interest expense:

			Six Months Ended
	Fiscal Year
			June 28, 2003	July 3, 2004
	2002	2003
New senior secured credit facilities	$1,324	$1,324	$652	$660
New senior subordinated indebtedness	625	625	312	312

	$1,949	$1,949	$964	$972

As of July 3, 2004, the estimated weighted average interest rate on our new borrowings is approximately 5.93%.

(e)
Represents elimination of the historical loss (gain) related to redemption of existing notes and credit facilities that was recorded during the applicable periods as a result of redemptions recorded during such periods. The existing notes and existing credit facilities are being repaid in connection with the Transactions.

(f)
Represents adjustments to other expense consisting of:

			Six Months Ended
	Fiscal Year
			June 28, 2003	July 3, 2004
	2002	2003
Lehigh Press Acquisition other expenses(1)	$73	$12,460	$81	$—
Lehigh Press Acquisition transaction expenses(2)	—	(12,186)	—	—
Lehigh Press gain on disposal of fixed assets(3)	—	(12)	(12)	—

	$73	$262	$69	$—

  (1)
  Reflects other expenses of Lehigh Press incurred prior to or concurrently with the Lehigh Press Acquisition, including transaction expenses in connection with the Lehigh Press Acquisition.

  (2)
  Reflects expenses incurred by Lehigh Press in connection with the Lehigh Press Acquisition.

  (3)
  Reflects gain on disposal of fixed assets prior to the Lehigh Press Acquisition.

(g)
Reflects an effective tax rate of 68%. The effective tax rate is higher than the statutory rate due to the relatively large impact of permanent differences on relatively small pre-tax net income. The effective rate for the year is used to record tax expense on an interim basis through the year as required by generally accepted accounting principles. We have assumed a rate of 68% for 2002 for consistency purposes.

(h)
Represents elimination of transaction expenses related to the 2003 Jostens Merger.

(i)
For the purposes of calculating the ratio of earnings to fixed charges (and for any period subsequent to the adoption of SFAS 150, preferred stock dividends), earnings represent income (loss) from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense (including capitalized interest) on all indebtedness plus amortization of debt issuance costs (and for any period subsequent to the adoption of SFAS 150, accretion of preferred stock dividends), and the portion of rental expense that we believe is representative of the interest component of rental expenses.

CONTRACTUAL OBLIGATIONS AND CONTRACTUAL COMMITMENTS

        The following schedule summarizes our contractual obligations and commercial commitments as of July 3, 2004 on a pro forma basis:

	Payments Due by Calendar Year (In thousands)
Contractual Obligations
	Total	2004	2005	2006	2007	2008	2009	Thereafter
		(six months)
Notes	$500,000	$—	$—	$—	$—	$—	$—	$500,000
Term loans	1,020,000	—	19,950	19,950	23,700	23,700	23,700	909,000
Operating leases	27,716	4,346	7,612	5,525	3,689	3,155	1,973	1,416
Precious metals forward contracts	7,348	7,348	—	—	—	—	—	—
Foreign currency contracts	2,687	2,687	—	—	—	—	—	—
Minimum royalties	9,206	895	1,200	1,200	1,200	1,200	1,200	2,311
Purchase obligations	20,986	19,437	1,549	—	—	—	—	—
Other long-term obligations	750	—	750	—	—	—	—	—

Total contractual cash obligations	$1,588,693	$34,713	$31,061	$26,675	$28,589	$28,055	$26,873	$1,412,727

        In addition, Jostens, Von Hoffmann and Arcade had $10.8 million, $3.4 million and $0.4 million, respectively, outstanding in the form of letters of credit, on July 3, 2004. The notes and term loans shown above exclude interest payments.

QuickLinks

  Exhibit 99.1
SUPPLEMENTAL REGULATION FD DISCLOSURE
DEFINITIONS
MARKET DATA
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS
SELECTED BUSINESS INFORMATION
THE TRANSACTIONS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA
JOSTENS IH CORP. Unaudited Pro Forma Condensed Consolidated Balance Sheet
JOSTENS IH CORP. Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet (In thousands)
JOSTENS IH CORP. Unaudited Pro Forma Condensed Consolidated Statement of Income
JOSTENS IH CORP. Unaudited Pro Forma Condensed Consolidated Statement of Income Fiscal Year 2003
JOSTENS IH CORP. Unaudited Pro Forma Condensed Consolidated Statement of Income
JOSTENS IH CORP. Unaudited Pro Forma Condensed Consolidated Statement of Income
JOSTENS IH CORP. Notes to Unaudited Pro Forma Condensed Consolidated Statement of Income (In thousands)
CONTRACTUAL OBLIGATIONS AND CONTRACTUAL COMMITMENTS